UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 23, 2026, Applied Optoelectronics, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with Blue Ridge Commerce Center West LLC (the “Landlord”), effective as of February 10, 2026, pursuant to which the Company will lease approximately 153,928 rentable square feet of space (the “Premises”) in Building #3, located at 16851 Blue Ridge Commerce Dr., Houston, Texas 77489 (the “Building”). The Premises may be used for office, warehouse, and light manufacturing and assembly.

The Lease term is 130 months (the “Term”), beginning on the Commencement Date and ending on the last day of the 130th full calendar month thereafter, unless earlier terminated in accordance with the Lease. The Commencement Date is defined in the Lease as the earlier of (i) the date the Company occupies any portion of the Premises and begins conducting business therein or (ii) February 10, 2026. Pursuant to the Lease, the Landlord has agreed to provide a tenant improvement allowance in the amount of $3,078,560.00, subject to the terms and conditions set forth in the Lease.

Base rent under the Lease is abated for the first five months of the Term. For months 6 through 10, monthly base rent is $5.16 per rentable square foot on an annualized basis (approximately $66,189.04 per month). Beginning in month 11, base rent increases to $10.32 per rentable square foot on an annualized basis (approximately $132,378.08 per month) and escalates periodically throughout the remainder of the Term, reflecting an average annual increase of approximately 3.5%. These scheduled increases culminate in base rent of $14.56 per rentable square foot on an annualized basis (approximately $186,732.36 per month) during the final 10 months of the Term (months 121 through 130).

The Company is required to pay (i) prepaid rent of $163,163.68 to be applied against the eleventh month’s rent and (ii) an initial security deposit of $2,000,000.00, which accrues interest and is subject to partial reductions during the Lease term if specified payment-performance conditions are satisfied. The Lease provides for scheduled reductions of the security deposit of $500,000 after 40 months, $500,000 after 70 months, and $340,000 after 100 months, subject to the Company not being in default and other conditions set forth in the Lease.

In addition to base rent, the Company is responsible for Operating Expense Payments, including taxes and insurance components as provided in the Lease.

The Lease also grants the Company certain additional rights, including (i) a one-time early termination right, exercisable effective as of the last day of the 82nd full calendar month after the Commencement Date, subject to timely notice and payment of a termination fee, and (ii) a one-time purchase option permitting the Company to purchase the Building parcel and improvements for a stated purchase price of $30,257,846.86, subject to the terms and deadlines set forth in the Lease, including a notice deadline of September 15, 2026 and a closing deadline no later than December 15, 2026.

The foregoing description of the Lease does not purport to be a complete statement of the parties’ rights and obligations under the Lease and is qualified in its entirety by reference to the full text of the Lease Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Lease Agreement is incorporated by reference into Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Lease Agreement,executed February 23, 2026, by and between Applied Optoelectronic, Inc., and Blue Ridge Commerce Center West LLC.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ David C. Kuo
David C. Kuo
Senior Vice President and Chief Legal Officer

Date: February 27, 2026

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